Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Regional Management Corp [RM]
Date of Event Requiring Statement:	May 13, 2020

Joint Filers’ Signatures

/s/ Matthew Lindenbaum
Matthew Lindenbaum

/s/ Bennett Lindenbaum
Bennett Lindenbaum

Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Enhanced Long Short Fund, LP

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Regional Management Corp [RM]
Date of Event Requiring Statement:	May 13, 2020

Basswood Enhanced Long Short GP, LLC

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Financial Fund, LP.

By: Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Financial Fund, Inc.

By: Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Regional Management Corp [RM]
Date of Event Requiring Statement:	May 13, 2020

Basswood Financial Long Only Fund, LP

By: Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Opportunity Fund, Inc.

By: Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Opportunity Partners, LP.

By: Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member